UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

Floor & Decor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

(404) 471-1634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.              Other Events.

As previously disclosed in periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), on June 18, 2020, a stockholder filed a putative derivative complaint, Lincolnshire Police Pension Fund v. Taylor, et al., No. 2020-0487-JTL, in the Delaware Court of Chancery, purportedly on behalf of Floor & Decor Holdings, Inc. (the “Company”) against certain of the Company’s officers, directors, and stockholders (the “Derivative Litigation”). An amended complaint was filed on September 14, 2022. The Company along with the other defendants filed a motion to dismiss on October 31, 2022. The plaintiffs then filed a second amended complaint on December 22, 2022. The complaint alleges breaches of fiduciary duties and unjust enrichment. The factual allegations underlying these claims are similar to the factual allegations made in the previously dismissed In re Floor & Decor Holdings, Inc. Securities Litigation, as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The defendants have denied, and continue to deny, any and all allegations of wrongdoing or liability asserted in the Derivative Litigation.

Nonetheless, solely to eliminate the uncertainty, distraction, disruption, burden, risk and expense of further litigation, the defendants entered into a Stipulation of Compromise and Settlement (the “Stipulation”) with the plaintiffs, which was filed with the Court on September 17, 2024, setting forth the terms and conditions of the proposed settlement (the “Settlement”) to the Court for its approval. The Settlement provides, among other things, for a full release of the claims that the plaintiffs or any other Company stockholder asserted or could have asserted in the Derivative Litigation against any of the defendants in exchange for (1) an $8,000,000 payment to the Company, net of payment of the fees and expenses of plaintiffs’ counsel, and (2) the Company’s agreement to implement and/or maintain certain corporate governance measures, as more fully described in the Stipulation.

On September 20, 2024, the Court issued an order (the “Scheduling Order”) pursuant to which a hearing will be held on December 13, 2024 at 1:30 p.m., either remotely or in person, and if in person, at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. The Scheduling Order also approved the form and content of the Notice of Proposed Derivative Settlement (the “Notice”), which provides notice to the Company’s current stockholders of their rights in connection with the Settlement. The Settlement, if finally approved, will cause the dismissal with prejudice of the Derivative Litigation.

Pursuant to the Scheduling Order, the Company is filing the Stipulation and the Notice, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, with the SEC. Pursuant to the Court’s Scheduling Order, the Stipulation and the Notice are also available on the “Investor Relations” page of the Company’s website at https://ir.flooranddecor.com/settlement-information.

Additional information regarding the terms of the Settlement can be found in the Stipulation and the Notice. The summary above is qualified in its entirety by reference to the Stipulation and the Notice.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Stipulation of Compromise and Settlement

99.2	Notice of Proposed Derivative Settlement

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: September 24, 2024	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, Chief Administrative Officer and Chief Legal Officer